Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENSIENT TECHNOLOGIES CORPORATION

(exact name of registrant as specified in its charter)

Wisconsin	39-0561070
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 East Wisconsin Avenue Milwaukee, Wisconsin	53202-5304
(Address of principal executive offices)	(Zip Code)

Sensient Technologies Corporation 2002 Non-Employee Directors Stock Plan

(Full title of the plan)

John L. Hammond

Vice President, Secretary and General Counsel

Sensient Technologies Corporation

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-5304

(414) 271-6755

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Elizabeth Pagel Serebransky

Debevoise & Plimpton

919 3rd Avenue

New York, New York 10022

(212) 909-6000

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $.10 par value	60,000 shares	$20.13(1)	$1,207,800(1)	$153.03(1)

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Sensient Technologies Corporation Common Stock as reported on the New York Stock Exchange on August 23 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities Exchange Commission as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to the 2002 Non-Employee Directors Stock Plan (“the Directors Stock Plan”) is effective. In accordance with General Instruction E on Form S-8, Sensient Technologies hereby incorporates herein by reference the contents of Sensient Technologies’ registration statement on Form S-8 (No. 333-85360) relating to the Directors Stock Plan, originally filed with the Securities and Exchange Commission on April 2, 2002.

ITEM 8.	EXHIBITS.

The exhibits listed on the Exhibit Index attached hereto have been filed (except where otherwise indicated) as part of this Registration Statement.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 25 day of August 2004.

SENSIENT TECHNOLOGIES CORPORATION

By: /s/ John L. Hammond

John L. Hammond

Vice President, Secretary

and General Counsel

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POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated below.*

Each person whose signature appears below constitutes and appoints Kenneth P. Manning and John L. Hammond, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, the rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

*	Each of these signatures is affixed as of August 25, 2004.

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/s/ Kenneth P. Manning Kenneth P. Manning	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Richard F. Hobbs Richard F. Hobbs	Vice President, Chief Financial Officer and Treasurer

/s/ Stephen J. Rolfs Stephen J. Rolfs	Vice President, Controller and Chief Accounting Officer

/s/ Michael E. Batten Michael E. Batten	Director

/s/ John F. Bergstrom John F. Bergstrom	Director

/s/ Hank Brown Hank Brown	Director

/s/ F. M. Clydesdale Dr. Fergus M. Clydesdale	Director

/s/ James A. D. Croft James A. D. Croft	Director

/s/ Alberto Fernandez Alberto Fernandez	Director

/s/ William V. Hickey William V. Hickey	Director

/s/ Essie Whitelaw Essie Whitelaw	Director

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EXHIBIT INDEX

SENSIENT TECHNOLOGIES CORPORATION FORM S-8

RELATING TO SENSIENT TECHNOLOGIES CORPORATION

2002 Non-Employee Directors Stock Plan

Exhibit No.	Description	Incorporated Herein by Reference From	Filed Herewith

3.1	Amended and Restated Articles of Incorporation of Sensient Technologies Corporation, as amended April 26, 2001	Exhibit 3.1 to Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 (Commission File No. 1-7626)

3.2	Amended and Restated By-Laws of Sensient Technologies Corporation	Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission File No. 1-7626)

5	Opinion of Michael Best & Friedrich LLP		X

23(a)	Consent of Deloitte & Touche LLP		X

23(b)	Consent of Michael Best & Friedrich LLP (Included in Exhibit 5)		X

24	Powers of Attorney (Included in Part II as part of the signature page to this Registration Statement)		X

99	Sensient Technologies Corporation 2002 Non-Employee Directors Stock Plan	Appendix C to Definitive Proxy Statement filed on March 15, 2004 (Commission File No. 1-7626)

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